DISTRIBUTION AGREEMENT

	This DISTRIBUTION AGREEMENT, made this 1st day of
December, 2005 by and between Smith Barney Managed Municipals
Fund Inc. ("Investment Company"), a Maryland corporation and Legg
Mason Investor Services, LLC ("Distributor").
	WHEREAS, the Investment Company is registered with the
Securities and Exchange Commission ("SEC") as an open-end
management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"), and has registered its shares for the series thereof listed on Appendix A ("Shares"), as it may be amended from time to time by agreement between the Distributor and the Investment Company (each such series thereof, a "Fund") for sale to the public under the Securities Act of 1933, as amended (the "1933
Act") and filed appropriate notices under various state securities laws;
and
	WHEREAS, the Investment Company wishes to retain the
Distributor as the principal underwriter in connection with the offering and sale of the Shares and to furnish certain other services to the
Investment Company as specified in this Agreement; and
	WHEREAS, this Agreement has been approved by separate votes
of the Investment Company's Board of Directors ("Board") and of those
Board members who are not "interested persons" of the Investment
Company, as defined in the 1940 Act and who have no direct or indirect financial interest in the operation of the plan of distribution adopted pursuant to Rule 12b-1 under the 1940 Act ("Plan") of a Fund or in any agreements related to such plan ("Independent Board Members") in conformity with Section 15 of, and Rule 12b-1 under, the 1940 Act; and
	WHEREAS, the Distributor is willing and able to furnish such services on the terms and conditions hereinafter set forth;
	NOW, THEREFORE, in consideration of the promises and mutual
covenants herein contained, it is agreed as follows:
	1.	(a)	The Investment Company hereby appoints the
Distributor as non-exclusive principal underwriter and distributor in connection with the offering and sale of Shares of the Fund to the public directly and through registered and qualified securities dealers, banks and other intermediaries (collectively, "Intermediaries"), and the
Distributor hereby accepts such appointment, on the terms and for the period set forth in this Agreement. The Distributor, as agent for the Investment Company, shall, in accordance with applicable federal and state law and the organizational documents of the Investment Company and the registration statement most recently filed by the Investment
Company with the SEC and effective under the 1940 Act and 1933 Act, as such Registration Statement may be amended or supplemented from time to time ("Registration Statement"): (i) promote the Fund; (ii) solicit orders for the purchase of the Shares subject to such terms and conditions as the Investment Company may specify; and (iii) accept orders for the purchase of the Shares on behalf of the Investment
Company (collectively, "Distribution Services").  The Distributor shall comply with all applicable federal and state laws and offer the Shares of the Fund on an agency or "best efforts" basis under which the
Investment Company shall issue only such Shares as are actually sold.
		(b)	The Distributor may pay for ongoing shareholder
liaison services, including responding to shareholder inquiries, providing shareholders with information on their investments, and any other services now or hereafter deemed to be appropriate subjects for the payments of "service fees" under Conduct Rule 2830 of the National
Association of Securities Dealers, Inc.  ("NASD") (collectively,
"Shareholder Services"), as appropriate.
	2.	The Distributor may also enter into dealer or similar
agreements with qualified Intermediaries it may select for the performance of Distribution Services and Shareholder Services.  The
Distributor may also enter into agreements with Intermediaries and other qualified entities to perform recordkeeping, shareholder servicing and sub-accounting services. In making such arrangements, the Distributor shall act only as principal and not as agent for the Investment Company.
No such Intermediary is authorized to act as agent for the Investment
Company in connection with the offering or sale of Shares to the public or otherwise, except for the limited purpose of determining the time as of which orders for the purchases, sales and exchanges of Shares are deemed to have been received.
	3.	The public offering price of the Shares of the Fund shall be the net asset value per share (as determined by the Investment Company)
of the outstanding Shares of the Fund (or class thereof) next determined after receipt of an order by the Fund or its designated agent plus any applicable sales charge, as described in the Registration Statement of the Investment Company.
	4.	As compensation for providing Distribution Services under
this Agreement, the Distributor shall retain the sales charge, if any, on purchases of Shares or retain deferred sales charges upon redemption of
Shares, as set forth in the Registration Statement. The Distributor is authorized to collect the gross proceeds derived from the sale of the
Shares, remit the net asset value thereof to the Investment Company upon receipt of the proceeds and retain the sales charge, if any. The Distributor shall receive from each Fund fees at the rates and under the terms and conditions of the Plan adopted by the Investment Company with respect to each Fund, as such Plan is in effect from time to time, and subject to any further limitations on such fees as the Board may impose.  The Distributor may reallow any or all of the sales charges that it has received under this Agreement to such Intermediaries as it may from time to time determine, consistent with the Registration Statement and applicable law.  The Distributor may pay any or all of the distribution fees and service fees that it has received under this
Agreement to such Intermediaries as it may from time to time determine, consistent with the Registration Statement and applicable law. The
Distributor may securitize or borrow against amounts to be received by the Distributor under a Plan, in which case payments of the fees under the Plan by the Fund may be made directly to the lender, security-holder or an agent thereof pursuant to written instructions of the Distributor; provided, however, that no such arrangement shall be deemed to give rise to any obligation on the part of an Investment Company or its Board to continue such payments if the Board determines that such payments are not in the best interests of the Fund or its shareholders, or to create any obligation of the Fund or Investment Company to the lender.
	5.	As used in this Agreement, the terms "Prospectus" and
"Statement of Additional Information" shall mean, respectively, the form of prospectus and statement of additional information with respect to the Fund filed by the Investment Company as part of the Registration Statement, or as they may be amended or supplemented from time to time.
	6.	The Distributor shall print and distribute to prospective
investors current Prospectuses, and shall print and distribute, upon request, to prospective investors current Statements of Additional
Information, and may print and distribute such other sales literature, reports, forms and advertisements in connection with the sale and offers of sale of the Shares as it deems appropriate.  In connection with such sales and offers of sale, the Distributor and any Intermediary shall give only such information and make only such statements or representations as are contained in the Fund's Registration Statement, or in information furnished in writing to the Distributor by the Investment Company and intended for such use or approved in writing by authorized
representatives of the Investment Company or the Investment
Company's investment adviser, and the Investment Company shall not be responsible in any way for any other information, statements or representations given or made by the Distributor or any Intermediary.
Except as specifically provided in this Agreement, the Investment
Company shall bear none of the expenses of the Distributor in connection with its offer and sale of the Shares.
	7.	Subject to the right of the Investment Company to cease to
offer Shares as set forth in paragraph 11 hereof, the Investment
Company agrees at its own expense to register, qualify or determine the exemption for registration or qualification of the Shares then offered with the SEC, state and other regulatory bodies, and to prepare and file from time to time such Fund's Registration Statement, amendments thereto, reports and other documents as may be necessary to maintain the registration or qualification. The Distributor and Intermediaries shall provide the Investment Company promptly with all information required for such registration or qualification. Each Fund shall bear all expenses related to preparing and typesetting such Prospectuses, Statements of Additional Information, and other materials required by law and such other expenses, including printing and mailing expenses, related to such
Fund's communications with persons who are shareholders of that Fund.
	8.	(a)	The Distributor shall act as distributor of Shares in
compliance in all material respects with all applicable laws, rules and regulations, including, without limitation, all rules and regulations made or adopted pursuant to (i) the 1940 Act, (ii) the 1933 Act, (iii) the Securities Exchange Act of 1934 ("1934 Act"), (iv) any securities association registered under the 1934 Act, including without limitation the NASD Conduct Rules or rules of any other applicable self-regulatory organization. The Distributor shall offer the Shares, and accept purchases, redemptions and exchanges for Shares, in compliance with the Fund's Registration Statement and applicable law.
		(b)	The Distributor shall be responsible for reviewing and
making such filings with the NASD, as required, of advertisements and sales literature relating to each Fund.  The Distributor shall be responsible for reviewing the Registration Statement of each Fund, as applicable, for compliance with the requirement of the NASD Conduct
Rules that a Fund's prospectus contain disclosure of the details of any arrangement by which special cash compensation arrangements are made available to an NASD member distributing the Fund's securities, which arrangements are not made available on the same terms to all
NASD members who distribute the Fund's securities.
		(c)	The Distributor shall adopt and follow procedures for
the confirmation of sales to investors and Intermediaries timeliness of orders, the collection of amounts payable by investors and
Intermediaries on such sales, the correction of errors related to distribution of Shares, the cancellation of unsettled transactions, and assisting with the solicitation of proxies, and any other matters governed by Rule 38a-1 under the 1940 Act (as may apply to a principal underwriter for a registered investment company), each as may be necessary to comply with the requirements of the NASD, any other self-regulatory organization, and the federal and state securities laws. The Distributor shall provide reports or other information to the Investment Company at the Investment Company's reasonable request, including, without limitation, reports related to the operation and implementation of the Fund's policies related to customer privacy, safeguarding of customer information, sales and marketing practices or other policies and procedures of the Investment Company.
     9.	The Distributor agrees that it has adopted and implemented
an anti-money-laundering program in compliance with the USA
PATRIOT Act of 2001, the regulations thereunder and NASD Conduct
Rules, including, without limitation, customer identification program procedures and monitoring for suspicious activity. The Distributor additionally agrees that it has adopted and implemented procedures to comply with applicable law and regulation related to cash transaction reporting requirements, as well as monitoring and reporting under
FinCEN, OFAC and other government watch lists.  The Distributor shall provide reports or other information to the Investment Company at the Investment Company's reasonable request, related to the operation and implementation of any of the Fund's anti-money-laundering policies for which the Distributor is responsible.
	10.	(a)	The Investment Company agrees to indemnify, defend
and hold the Distributor, its officers, directors and employees and any person who controls the Distributor within the meaning of Section 15 of the 1933 Act, free and harmless from and against any and all claims, demands, liabilities and expenses (including the reasonable cost of investigating or defending such claims, demands or liabilities and any counsel fees incurred in connection therewith) which the Distributor, its officers, directors and employees or any such controlling person may incur, under the 1933 Act or under common law or otherwise, arising out of or based upon any alleged untrue statement of a material fact contained in the Registration Statement or arising out of or based upon any alleged omission to state a material fact required to be stated or necessary to make the Registration Statement not misleading, provided that in no event shall anything contained in this Agreement be construed so as to protect the Distributor or such other parties against any liability to the Investment Company or its shareholders to which the Distributor or such other parties would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of their duties, or by reason of reckless disregard of their obligations and duties under this Agreement, and further provided that, notwithstanding the foregoing, the Investment Company shall not indemnify the Distributor or such other parties if such indemnification obligations arose, directly or indirectly, as a result of conduct as set forth in paragraph 10(b). The Distributor agrees that it shall look only to the assets of the Fund, and not to any other series of the Investment Company, for satisfaction of any obligation created by this paragraph or otherwise arising under this Agreement.
		(b)	The Distributor agrees to indemnify, defend and hold
the Investment Company, its several officers and Board members, and any person who controls the Investment Company within the meaning of
Section 15 of the 1933 Act, free and harmless from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending such claims, demands or liabilities and any counsel fees incurred in connection therewith) which the Investment
Company, its officers or Board members, or any such controlling person may incur, under the 1933 Act or under common law or otherwise, on account of any act of the Distributor or its directors, officers, employees or agents, constituting willful misfeasance, bad faith, or gross negligence in the performance of its duties, or by reason of its reckless disregard of its obligations and duties under this Agreement or arising out of or based upon any alleged untrue statement of a material fact contained in information furnished in writing by the Distributor to the Investment
Company for use in the Registration Statement or arising out of or based upon any alleged omission to state a material fact in connection with such information required to be stated in the Registration Statement or necessary to make such information not misleading. As used in this paragraph, the term "employee" shall not include a corporate entity under contract to provide services to the Fund, or any employee of such a corporate entity, unless such person is otherwise an employee of the Investment Company.
		(c)	Each party agrees to promptly notify the other of the
commencement of any litigation or proceedings involving any
indemnified party.  The indemnification provisions of this paragraph 10 shall survive the termination of this Agreement.
	11.	The Investment Company reserves the right at any time to
withdraw any or all offerings of the Shares of a Fund, and at its discretion to recommence offering any time thereafter, by written notice to the Distributor at its principal office.
	12.	The Distributor may at its sole discretion, directly or through
Intermediaries, repurchase Shares offered for sale by the shareholders or Intermediaries. Repurchase of Shares by the Distributor shall be at the net asset value (less any applicable sales, redemption or other charges, as described in the Fund's Registration Statement) next determined after a repurchase order has been received. The Distributor will receive no commission or other remuneration for repurchasing Shares, other than deferred sales charges as described in the Fund's Registration Statement.
At the end of each business day, the Distributor shall notify, by means of electronic transmission (as may be agreed-upon by the parties to this Agreement) or in writing, the Investment Company and the Investment
Company's transfer agent, of the orders for repurchase of Shares received by the Distributor since the last such report, the amount to be paid for such Shares, and the identity of the shareholders or
Intermediaries offering Shares for repurchase. Upon such notice, the Investment Company shall pay the Distributor such amounts as are required by the Distributor to pay for the repurchase of such Shares in cash or in the form of a credit against moneys due the Investment
Company from the Distributor as proceeds from the sale of Shares. The Investment Company reserves the right to suspend such repurchase right upon written notice to the Distributor.  The Distributor further agrees to act as agent for the Investment Company to receive and transmit promptly to the Investment Company's transfer agent shareholder and Intermediary requests for redemption of Shares.
	13.	The Distributor is an independent contractor and shall be
agent for the Investment Company only in respect to the sale, redemption and exchange of the Shares, including for the limited purpose of determining the time as of which Share transactions are deemed to have been received.
	14.	The services of the Distributor to the Investment Company
under this Agreement are not to be deemed exclusive, and the
Distributor shall be free to render similar services or other services to others so long as its services hereunder are not impaired thereby.
	15.	The Distributor shall prepare reports for the Board on a
quarterly basis, or more frequently as reasonably requested by the
Board, showing such information concerning expenditures related to this Agreement or related to the operation and implementation of a Fund's
Plan.
	16.	As used in this Agreement, the terms "assignment,"
"interested person" and "majority of the outstanding voting securities"
shall have the meanings given to them by Section 2(a) of the 1940 Act, subject to such exemptions as may be granted by the SEC or its staff, as appropriate, by any rule, regulation, order, or no-action or interpretative letter.
	17.	This Agreement will become effective with respect to the
Fund on the date first written above and, unless sooner terminated as provided herein, will continue in effect for two years from the above written date.  Thereafter, if not terminated, this Agreement shall continue in effect with respect to each Fund for successive annual periods ending on the same date of each year, provided that such continuance is specifically approved at least annually (i) by the Board or
(ii) by a vote of a majority of the outstanding voting securities (as defined the in 1940 Act) of the Fund, provided that in either event the continuance is also approved by a majority of the Investment
Company's Independent Board Members, by vote cast in person at a meeting called for the purpose of voting on such approval.
	18.	This Agreement is terminable with respect to some or all of
the Funds without penalty by the Board, by vote of a majority of the outstanding voting securities of the Fund (as defined in the 1940 Act), or by the Distributor, on not less than 60 days' written notice to the other party, and such notice period may be waived upon the mutual written consent of the Distributor and the Investment Company.  This
Agreement will also automatically and immediately terminate in the event of its assignment (as defined in Section 16 of this Agreement).
	19.	Shares of any Fund may have been divided into separate
classes, as described in the applicable Fund's Registration Statement, and may have sales charges or discounts or waivers available for certain categories of investor.

	20.	The Fund and the Distributor agree that the information
exchanged hereunder and information about the respective customers and potential customers of each is confidential and as such shall not be disclosed, sold or used in any way except to carry out the terms of this Agreement. Notwithstanding the foregoing, such confidential information may be disclosed on a "need to know" basis as set forth in applicable privacy rules and regulations. The obligations regarding confidentiality hereunder shall not apply to any information which is (i) otherwise publicly available, (ii) already possessed by the entity to whom the information was disclosed prior to disclosure hereunder, (iii) independently developed by the entity, or (iv) disclosed pursuant to law, rule, regulation or court or administrative order. The Distributor shall have the right to use any list of shareholders of the Fund or any other list of investors which it obtains in connection with its provision of services under this Agreement, provided that such use is consistent with applicable law and the privacy policies of the Distributor and the Fund.
The Distributor further agrees to take commercially reasonable steps, in accordance with applicable law, to safeguard customer information. The provisions of this paragraph 20 will survive termination of this Agreement.

	21.	From time to time, each Fund may implement policies,
procedures or charges in an effort to avoid the potential adverse effects on the Funds of short-term trading by market timers. The Distributor agrees to cooperate in good faith with the Investment Company in the implementation of (i) any such policies, procedures and/or charges, and
(ii) the imposition and payment over to the Fund of redemption fees specified in the Registration Statement. The Distributor agrees, where appropriate, to make reasonable efforts to obtain the agreement of Intermediaries to comply with the Funds' frequent trading and other policies set forth in the Funds' Registration Statement or to take alternative actions reasonably designed to achieve compliance with these policies.

	22.	No provision of this Agreement may be changed, waived,
discharged or terminated, except by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought. This Agreement may be executed in multiple counterparts.
     23.	This Agreement shall be governed by, and construed in
accordance with, the laws of the State of Maryland.

     24.	Notices shall be provided to each party, as noted below:

     To the Distributor:
     Attn:  Joseph Furey
     Legg Mason Investor Services, LLC
     c/o Legg Mason, Inc.,
     100 Light Street
     Baltimore, MD 21202


     To the Investment Company:
	Smith Barney Managed Municipals Fund Inc.
	300 First Stamford Place, 4th Floor
	Stamford, CT 06902
	Attn: Robert I. Frenkel, Secretary and Chief Legal Officer

     25.	The Articles of Incorporation of the Investment Company,
amended from time to time, which is on file with the Maryland State Department of Assessments and Taxation, provides that to the fullest extent permitted by Maryland law, no Board member or officer of the Investment Company shall be personally liable to the Investment
Company or its stockholders for money damages, except to the extent such exemption from liability or limitation thereof is not permitted by the 1940 Act.

	IN WITNESS WHEREOF, the parties hereto caused this Agreement to be executed by their officers thereunto duly authorized.



ATTEST:



By: _____________________________	By:
____________________________________

	Assistant Secretary




ATTEST:					LEGG MASON INVESTOR
SERVICES, LLC



By: ______________________________	By:
_____________________________________




Appendix A



Fund
Date Added:
Smith Barney Managed Municipals
Fund Inc.
December 1, 2005




10



10